Exhibit 99.1

GameStop Appoints New Chief Operating Officer

GRAPEVINE, Texas--(BUSINESS WIRE)--GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced it has appointed Nir Patel to the role of Chief Operating Officer, effective May 31, 2022. Most recently, he was Chief Executive Officer at Belk, a privately-owned national retailer with more than 300 stores across 16 states. He previously held senior roles at Kohl's and Lands’ End after beginning his career at Target and Gap. He has approximately two decades of experience in operations, merchandising, supply chain, and retail and store operations.

Contacts

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com